UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

CURTISS-WRIGHT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Harbour Place Drive, Suite 300
Davidson, North Carolina	28036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 869-4600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 13, 2020, the Company completed the issuance and sale of $300 million of senior notes (the “Notes”), consisting of $150 million 3.10% senior notes due August 13, 2030, and $150 million 3.20% senior notes due August 13, 2032, in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Note Purchase Agreement entered into the same date (“2020 Note Purchase Agreement”).

The Notes rank pari passu in right of repayment with the Company’s other senior unsecured indebtedness. The Company expects to use the net proceeds from the offering for general corporate purposes, which may include reducing outstanding indebtedness under the Company’s revolving credit facilities, funding of possible future acquisitions or supporting internal growth initiatives.

The Notes were offered and sold to institutional accredited investors in a private placement. The Notes will not be registered for resale under the Securities Act and may not be offered or sold absent such registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Notes contain customary affirmative covenants, including, without limitation, corporate existence and power, compliance with laws, maintenance of insurance, maintenance of properties, payment of taxes, addition of subsidiary guarantors, and furnishing of quarterly and annual financial statements, quarterly compliance certificates, and notices and other information. The Notes also contain customary restrictive covenants, including, without limitation, restrictions on the following: subsidiary indebtedness; consolidations; mergers, liquidation, dissolution; sale of assets; liens and encumbrances; contingent obligations; new subsidiaries, acquisitions; sale and leaseback transactions; conduct of business; transactions with subsidiaries, shareholders and affiliates; amendments to corporate documents; and change in fiscal year.

The 2020 Note Purchase Agreement also contains financial covenants, including, without limitation, covenants pertaining to the following:

Limitation on Consolidated Debt. The Company will not permit the ratio of Consolidated Debt to Consolidated Total Capitalization, in each case as of the last day of each fiscal quarter of the Company, to be greater than 0.60 to 1.00;

Limitation on Priority Debt. The Company will not at any time permit Priority Debt to exceed 25% of Consolidated Net Worth (determined as of the last day of the most recently ended fiscal quarter of the Company); and

Consolidated Interest Coverage Ratio. The Company will not permit, as of the end of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the period of the immediately preceding four full fiscal quarters of the Company ending on such date to (b) Consolidated Interest Charges for such period ending on such date, to be less than 3.00 to 1.00.

The Notes contain customary events of default, including, without limitation, failure to make payments when due; breach of representations and warranties; default in any covenant or agreement set forth in the 2020 Note Purchase Agreement after any applicable grace period; cross default to occurrence of a default (whether or not resulting in acceleration) under any other agreement governing indebtedness in excess of $50,000,000 of the Borrower or any of its subsidiaries; events of bankruptcy; the occurrence of one or more unstayed or undischarged judgments or attachments in excess of $50,000,000; dissolution; the occurrence of a termination event; or the failure to maintain minimum funding standards in any ERISA based plans.

The form of the 2020 Note Purchase Agreement is attached to this filing as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

10.1 Form of Note Purchase Agreement

10.2 Form of Restrictive Legend

99 Press Release Dated August 18, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION

By:	/s/ K. Christopher Farkas

K. Christopher Farkas
Vice-President and
Chief Financial Officer

Date: August 19, 2020

EXHIBIT INDEX

10.1 Form of Note Purchase Agreement

10.2 Form of Restrictive Legend

99 Press Release Dated August 18, 2020